PAPUA NEW GUINEA FOREST AUTHORITY
NATIONAL FOREST SERVICES
REGIONAL HEADOFFICE: SOUTHERN
Frangipani Street, Hohola
P.O. Box 5055, BOROKO, National Capital District

Telephone: (675) 3277 922 / 3277 986
Facsimile: (675)

Date: Jun 02nd, 2020
File: TA -03
a/Officer: g*

The Managing Director
Paradise Garden Development Ltd
P O Box 3245
BOROKO
NCD.

Dear Sir,

SUBJECT: ADVANCE ROADING APPLICATION FOR SENUNU TA

Your letter of application of 15th April 2020 is acknowledged.

You have requested an advance roadline approval on the following basis:

1. Senunu TA application had been lodged already and is awaiting formal approval. Field verification had been done and listed for CPFCM deliberation in the coming meeting.
2. The recent COVID 19 SOE has created a shortfall in your revenue generation. It has also prolonged the approval of proposed Senunu TA.
3. You are concerned of your employees and their families that depend on the revenues earned from this employment that it will affect their livelihoods if they are laid off.
4. The advance road landowners have consented for the advance road to be constructed because they also need their Senune village to be connected for easy access.

Your concerns have been assessed and here are the requirements you must strictly abide during your advance roading operation.

1. Every 5km, a new application should be submitted for assessment.
2. The width of the road is 40m, (20m on each side of the road).
3. Commercial logs found along the road corridor must be scaled and returns submitted to this office for debiting and royalties and levies paid to respective recipients.
4. Log bridge has to be constructed over all streams.
5. Logging Code of Practice must be complied with.
6. The roadline must follow strictly the route indicated on the map attached.

Having considered your concerns and given the guidelines of your advance roading operations, you are thereby permitted to construct the advance roading awaiting your formal Senunu TA approval.

Yours faithfully,

Mark Betuels
Area Manager
Southern Region.